Exhibit 99.1

Sirona Reports Fiscal 2007 Fourth Quarter and Full Year 2007 Results

•      Fourth quarter 2007 revenues increased to $177.9 million, up 31.3% compared to the fourth quarter of 2006.

•      Fiscal 2007 full year revenues reached $659.9 million.

•      Sirona announces Fiscal 2008 guidance.

Long Island City, New York, December 7, 2007 – Sirona (Nasdaq: SIRO), a leading global manufacturer of technologically advanced, high quality dental equipment, today reported its financial results for the quarter and full year ended September 30, 2007.

Fourth Quarter Fiscal 2007 vs. Fourth Quarter Fiscal 2006 Financial Results

Revenue was $177.9 million, an increase of $42.4 million or 31.3% (up 24.3% on a constant currency basis), with growth rates for the Company’s business segments as follows: Dental CAD/CAM Systems increased 68% (up 61% constant currency); Imaging Systems increased 27% (up 22% constant currency); Instruments increased 12% (up 5% constant currency); and Treatment Centers increased 12% (up 4% constant currency). Revenue in the United States increased by 32%. Outside the United States, revenue increased 31% (up 22% constant currency). Dental CAD/CAM revenue growth was mainly driven by sales of the Company’s new MC XL systems. Imaging Systems’ revenues increased due to the continued adoption of digital radiography, increased sales of panoramic imaging units and sales of the Company’s Galileos 3D imaging system.

Gross profit increased by $23.8 million to $82.7 million, up 40.4%. Gross profit margins increased three percentage points, from 43.5% in the fourth quarter of 2006 to 46.5% in the fourth quarter of 2007. Gross profit benefited from solid revenue growth in the higher margin CAD/CAM and Imaging segments.

Fourth quarter 2007 operating income plus amortization expense reached $36.9 million (operating income of $16.7 million plus amortization expense of $20.2 million). This compares to fourth quarter 2006 operating income plus amortization expense of $19.5 million (operating income of $1.6 million plus amortization expense of $17.9 million).

Net income was $51.8 million in the fourth quarter of 2007, compared to a net loss of $1.5 million in the prior year period. Fourth quarter 2007 results include a non-cash, one time benefit of $45.6 million, due to the revaluation of deferred tax assets and liabilities resulting from a reduction in the German tax rate.

At September 30, 2007, the Company had cash and cash equivalents of $99.8 million and total debt of $563.2 million, resulting in net debt of $463.3 million. This compares to net debt of $452.8 million at September 30, 2006.

Chairman, President & CEO Jost Fischer commented, “In the fourth quarter, we achieved strong top and bottom line growth, in excess of the revised guidance that we gave on our previous quarterly conference call. Our fourth quarter performance benefited from the continued positive market reaction to Sirona’s new product introductions, including our MC XL milling machine and our Galileos 3D imaging system. Our double digit revenue growth, both in the US and internationally, was driven by our strategy to build out our local sales and service infrastructure. As we look forward, we are confident we have the product portfolio and distribution partners to ensure our continued growth.”

Fiscal Full Year 2007 vs. Fiscal Full Year 2006 Financial Results

Revenue was $659.9 million, an increase of $139.3 million or 26.8% (up 19.7% constant currency), with growth rates for the Company’s business segments as follows: Imaging Systems increased 70% (up 61% constant currency); Instruments increased 15% (up 7% constant currency); Dental CAD/CAM Systems increased 13% (up 9% constant currency); and Treatment Centers increased 10% (up 1% constant currency). Revenue in the United States increased 38%. Outside the United States, revenue increased 22% (up 13% constant currency). Imaging Systems revenue growth was mainly attributable to the June 2006 acquisition of Schick Technologies Inc., the continued adoption of digital radiography and sales of the Company’s Galileos 3D imaging system.

Gross profit increased by $62.6 million to $304.5 million, up 25.9%. Gross profit margin was 46.1%, flat compared to the prior year.

Operating income was $53.9 million compared to $52.0 million in the prior year. 2007 operating income included $79.0 million of amortization expense compared to $54.3 million in the prior year. The Company’s operating income benefited from increased gross profit partially offset by higher SG&A expense, increased amortization and additional R&D efforts. The year-over-year increase in SG&A and R&D expense was driven by the inclusion of Schick’s operations, a negative US$/Euro exchange rate impact, increased expense associated with major product launches, Sirona’s expanded presence in various markets, and increased stock option expenses.

Net income was $56.5 million compared to $0.8 million in the prior year. 2007 net income includes a one-time charge related to the early extinguishment of debt of $21.1 million ($13.7 million after tax) and a foreign exchange gain of $3.9 million ($2.5 million after tax) resulting from the refinancing. 2007 results also include a one-time, non cash gain related to the change in German tax law of $45.6 million. The effective tax rate for Fiscal 2007, excluding one time items, was 35%.

Guidance

The Company is introducing its Fiscal year 2008 guidance. Sirona expects 2008 revenue to be in the range of $705 to $725 million.

Sirona anticipates Fiscal 2008 operating income, excluding amortization of $85 million, to be in the range of $145 to $155 million. In Fiscal 2007, operating income was $133.3 million, excluding $79 million of amortization expense.

For Fiscal 2008, the Company estimates an effective tax rate of 30%.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 9:00 a.m. Eastern Standard Time on December 7, 2007. The teleconference can be accessed by calling +1 800 299 7089 (domestic) or +1 617 801 9714 (international) using passcode # 49206098. The webcast will be available via the Internet at www.sirona.com. A replay of the conference call will be available through January 7, 2008 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 29648006. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Recognized as a leading global manufacturer of technologically advanced, high quality dental equipment, Sirona has served equipment dealers and dentists worldwide for more than 125 years. Sirona develops, manufactures, and markets a complete line of dental products, including the CAD/CAM restoration equipment (CEREC), digital and film-based intra-oral, panoramic and cephalometric X-ray imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

This press release and any attachment thereto contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.

Contact information:

John Sweeney, CFA

Director of Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended	Three Months Ended	Year ended	Year ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
	$’000s
Revenue	$177,941	$135,542	$659,949	$520,604
Cost of sales	95,233	76,640	355,475	278,685

Gross profit	82,708	58,902	304,474	241,919

Selling, general and administrative expense	53,586	47,603	203,597	148,715
Research and development	12,800	9,968	46,945	33,107
Provision for doubtful accounts and notes receivable	(112)	304	217	348
Write off of in-process research and development	—	—	—	6,000
Net other operating (income)/expense	(264)	(572)	(162)	1,733

Operating income/(loss)	16,698	1,599	53,877	52,016

Foreign currency transactions (gain)/loss, net	(6,982)	(392)	(16,794)	(9,873)
Loss/(gain) on derivative instruments	2,385	3,050	169	(719)
Interest expense, net	7,231	10,382	28,166	54,275
Loss on debt extinguishment	—		21,145	—
Other (income)	(586)		(586)	—
Income/(loss) before taxes and minority interest	14,650	(11,441)	21,777	8,333
Income tax (benefit)/provision	(37,372)	(10,103)	(34,877)	7,360
Minority interest	202	150	185	218

Net income/(loss)	$51,820	$(1,488)	$56,469	$755

Income per share
- Basic	$0.95	$(0.03)	$1.03	$0.02
- Diluted	$0.93	$(0.03)	$1.02	$0.02
Weighted average shares - basic	54,756,709	54,599,627	54,701,997	41,884,704
Weighted average shares - diluted	55,520,640	54,599,627	55,538,462	42,206,637

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2007	2006
	$’000 (except for share amounts)
ASSETS

Current assets
Cash and cash equivalents	$99,842	$80,560
Restricted cash	908	953
Accounts receivable, net of allowance for doubtful accounts of $1,475 and $837, respectively	87,074	66,090
Inventories, net	74,834	57,303
Deferred tax assets	9,040	4,671
Prepaid expenses and other current assets	18,801	16,074
Income tax receivable	3,758	—

Total current assets	294,257	225,651

Property, plant and equipment, net of accumulated depreciation and amortization of $31,037 and $18,139, respectively	80,523	61,042
Goodwill	677,506	613,549
Investments	1,254	750
Intangible assets, net of accumulated amortization of $156,776 and $66,242, respectively	597,302	618,993
Other non-current assets	4,407	17,370
Deferred tax assets	2,494	3,649

Total assets	1,657,743	1,541,004

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$46,190	$30,303
Short-term debt and current portion of long-term debt	23,041	14,738
Income taxes payable	5,543	10,434
Deferred tax liabilities	3,264	3,208
Accrued liabilities and deferred income	84,348	65,203

Total current liabilities	162,386	123,886

Long-term debt	540,143	518,634
Deferred tax liabilities	192,808	243,491
Other non-current liabilities	13,406	18,128
Pension related provisions	49,450	48,167
Deferred income	90,000	100,589

Total liabilities	1,048,193	1,052,895

Minority interest	484	263

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	—	—
Common stock ($0.01 par value; 95,000,000 shares authorized: 54,765,285 and 54,608,134 shares issued and outstanding)	548	546
Additional paid-in capital	603,570	582,447
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings/(accumulated deficit)	9,063	(47,406)
Accumulated other comprehensive income	44,988	1,362

Total shareholders’ equity	609,066	487,846
Total liabilities, minority interest and shareholders’ equity	$1,657,743	$1,541,004

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Year ended	Year ended
	September 30,	September 30,
	2007	2006
	$’000s
Cash flows from operating activities
Net income/(loss)	$56,469	$755
Adj. to reconcile net income/(loss) to net cash used in operating activities
Minority interest	183	199
Depreciation and amortization	96,378	62,931
Loss/(gain) on disposal of property, plant and equipment	157	(22)
(Gain)/loss on derivate instruments	169	(719)
Foreign currency transactions (gain)/loss	(16,794)	(9,873)
Accreted interest on long term debt	13,983	14,907
Deferred income taxes	(72,683)	(12,340)
Write off of in-process research and development	—	6,000
Amortization of debt issuance cost	4,405	5,820
Loss on debt extinguishment	19,964	—
Compensation expense from stock options	14,400	3,537
Changes in assets and liabilities
Accounts receivable and accounts receivable from related parties	(7,656)	(6,850)
Inventories	(7,133)	(529)
Prepaid expenses and other current assets	11,907	18,110
Restricted Cash	152	(222)
Other non-current assets	(4,544)	5,805
Trade accounts payable and accounts payable to related parties	14,186	(2,247)
Accrued liabilities and deferred Income	(24,196)	(5,985)
Other non-current liabilities	(11,913)	9,207
Income taxes receivable	(2,198)	—
Income taxes payable	(6,061)	8,230
Net cash provided by operating activities	79,175	96,714

Cash flows from investing activities
Investment in property, plant and equipment	(26,878)	(20,950)
Proceeds from sale of property, plant and equipment	577	804
Restricted short term investments/securities	—	717
Purchase of intangible assets	(260)	(1,531)
Purchase of long-term investments	(504)	—
Acquisition of businesses, net of cash acquired	(10,466)	14,643
Net cash used in investing activities	(37,531)	(6,317)

Cash flows from financing activities
Repayments of long-term debt	(559,294)	(78,653)
Proceeds from borrowings	529,747	—
Debt issuance cost	(5,591)	—
Common shares issued on share based compensation plans	1,394	160
Tax effect of common shares exercised under share based compensation plans	4,156	—
Net cash (used in)/provided by financing activities	(29,588)	(78,493)

Change in cash and cash equivalents	12,056	11,904
Effect of exchange rate change on cash & cash equivalents	7,226	2,715
Cash and cash equivalents at beginning of period	80,560	65,941
Cash and cash equivalents at end of period	$99,842	$80,560

Other Financial Data (unaudited)

	Three Months Ended	Three Months Ended	Year ended	Year ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006

Net income/(loss)	$51,820	$(1,488)	$56,469	$755
Net interest expense	7,231	10,382	28,166	54,275
(Benefit)/provision for income taxes	(37,372)	(10,103)	(34,877)	7,360
Depreciation	5,091	2,973	14,646	12,543
Amortization	20,160	17,914	78,994	54,311

EBITDA	$46,930	$19,678	$143,398	$129,244

Supplemental Information

	Three Months ended	Three Months ended	Year ended	Year ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
	$’000s
Write off of IPR&D	$	$	$—	$6,000
Fair Value increase in inventory		309	—	750
Loss on debt extinguishment			21,145	—
Share-based compensation	3,803	3,258	14,400	3,537
Unrealized, non-cash (gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(4,937)	151	(11,274)	(4,972)
Foreign currency exchange (gain) on the early extinguishment of $-denominated bank debt			(3,885)	—
Non-cash (gain)/expense on revaluation of the carrying value of the $-denominated bank loans and short-term shareholder loans	(3,968)	474	(6,572)	(6,022)

	$(5,102)	$4,192	$13,814	$(707)

Notes to Tables Above

EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. EBITDA is defined as net earnings before interest, taxes, depreciation and amortization. Sirona’s management utilizes EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP. EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. There are material limitations associated with making adjustments to Sirona’s earnings to calculate EBITDA and using this non-GAAP financial measure as compared to the most directly comparable GAAP financial measure. For instance, EBITDA does not include:

•              interest expense, and because Sirona has borrowed money in order to finance its operations, interest expense is a necessary element of its costs and ability to generate revenue;

•              depreciation and amortization expense, and because Sirona uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue; and

•              tax expense, and because the payment of taxes is part of Sirona’s operations, tax expense is a necessary element of costs and impacts Sirona’s ability to operate.

In addition, other companies may define EBITDA differently. EBITDA, as well as the other information in this filing, should be read in conjunction with Sirona’s financial statements and footnotes contained in the documents that Sirona files with the U.S. Securities and Exchange Commission.

In addition to EBITDA, the accompanying financial tables also set forth certain supplementary information that Sirona believes is useful for investors in evaluating Sirona’s underlying operations. This supplemental information includes gains/losses recorded in the periods presented relating to early extinguishment of debt, stock option grants, revaluation of the carrying value of the dollar-denominated exclusivity payment and borrowings where the functional currency is Euro, and the Schick acquisition. Sirona’s management believes that these items are either nonrecurring or noncash in nature, and should be considered by investors in assessing Sirona’s financial condition, operating performance and underlying strength.

Sirona’s management uses EBITDA together with this supplemental information as an integral part of its reporting and planning processes and as one of the primary measures to, among other things:

(i)           monitor and evaluate the performance of Sirona’s business operations;

(ii)          facilitate management’s internal comparisons of the historical operating performance of Sirona’s business operations;

(iii)        facilitate management’s external comparisons of the results of Sirona’s overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv)         analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(v)           plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Sirona’s management believes that EBITDA and the supplemental information provided is useful to investors as it provides them with disclosure of Sirona’s operating results on the same basis as that used by Sirona’s management.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the Euro/U.S. $ average foreign exchange rate for the current period.

The exchange rates used in converting Euro denominated revenues into U.S. $ in the Company’s financial statements prepared in accordance with U.S. GAAP were: $1.3742 and $1.2751 for the three months ended September, 30, 2007 and 2006, respectively, and $1.3313 and $1.2275 for the full year ended September, 30, 2007 and 2006, respectively.